fast forward advance relentlessly world's leading automotive interior supplier R Third Quarter 2004 Results and Fourth Quarter Guidance October 21, 2004 Exhibit 99.2

Agenda Lear's Game Plan Bob Rossiter, Chairman and CEO Operating Review Jim Vandenberghe, Vice Chairman Financial Review and Guidance Dave Wajsgras, SVP and CFO Q & A

Lear's Game Plan

Lear's Game Plan Our #1 priority is delivering superior value to our customers We are also continuously working to improve our operating fundamentals Relentless customer focus and our drive for operational excellence will support profitable growth for Lear going forward

Third Quarter Highlights We achieved record sales and improved earnings, but our operating margin was down Solid financial results in Europe; on-track for continued improvement Integration of terminals and connectors acquisition proceeding well Steel and other raw material prices continued to escalate Lear Performed Well Despite a More Challenging Environment

Business Outlook and Lear's Response Fourth Quarter 2004 Unfavorable vehicle production mix Rising raw material costs Infrastructure realignment costs Full Year 2005 Continue to improve our cost structure Deliver record sales backlog Lear Team Fully Engaged with Customers/Suppliers to Offset Challenges

Operating Review

Second Half External Factors Overall vehicle demand and production in our major markets relatively stable Key vehicle platforms have experienced weaker demand / lower production Continued pressure from our customers to reduce costs Rapid escalation of raw material and energy prices since the first quarter of this year Production Mix and Commodity Prices Are Adversely Impacting Second Half Results

Major Commodities - Impact of Price Increases Unprecedented increases in key commodity prices Financial impact to Lear varies by commodity: Commodity Impact Product Steel Most significant Seat frames, tracks, mechanisms Resins/Plastics Partially mitigated near-term Instrument panels, door panels, trim Copper Currently small due to agreements Wire harnesses Energy Currently manageable Logistics and overhead

Strategy to Mitigate Higher Material Costs Aggressively pursue value-based solutions with all customers and suppliers Continue to consolidate supply base Selectively in-source components where we have available capacity Consolidate administrative functions and reduce costs Accelerate low-cost country sourcing and engineering Entire Value Chain is Being Targeted for Cost Efficiencies

Cost Technology Optimization (CTO) Centers Cost Technology Optimization (CTO) Centers Cost Technology Optimization (CTO) Centers CTO Evaluates All Areas for Cost Reduction

Poland - 4 Hungary - 4 Czech Republic - 3 Turkey - 1 Slovakia - 1 Romania - 1 Philippines - 4 Africa - 7 Mexico - 24 Honduras - 3 ? ? ? ? ? ? ? ? ? ? ? Low Cost Manufacturing Capabilities and Engineering Centers China - 1 India - 1 Korea - 1 Philippines - 1 ? ? ? ? India - 1 China - 2 Thailand - 1

Lear's Terminals and Connectors Business Evaluated manufacturing footprint - consolidation actions underway Leveraging acquired technical expertise throughout Lear's electronics division Seeking to expand relationships with customers Assessing in-sourcing of current terminals & connectors buy, in progressive steps Some in-sourced quickly Other requires more extensive customer review Rest involves modifications in design

Operating Factors in Perspective for the First Nine Months of 2004 Lear has performed well, despite rising raw material and energy prices Quality and customer satisfaction continue to improve Aggressively working to minimize adverse impact of external factors Continuing to invest in growth strategy worldwide Focused Strategy Has Allowed Lear to Meet Aggressive Customer Requirements & Deliver Solid Financial Results

Financial Review and Guidance

Production Environment - 3Q04 vs. 3Q03 North America Industry production down 1% Big Three production down 4% Europe Industry production up 3% Western Europe production flat Key Lear platforms down more than average Production Mix Remains Challenging

Third Quarter 2004 Third Quarter 2003 Record 3Q '04 B/(W) 3Q '03 (millions, except net income per share) Financial Highlights - Third Quarter 2004 * Income before income taxes for the third quarter 2004 and 2003 was $105.8 and $105.7, respectively. Please see slides titled "Use of Non-GAAP Financial Information" at the end of this presentation for further information. Net Sales $3,897.8 $3,491.5 $406.3 Income before Interest, Other Expense & Income Taxes (core operating earnings)* $159.1 $163.1 $(4.0) Margin 4.1% 4.7% (60)bps Net Income $91.7 $76.1 $15.6 Net Income Per Share $1.32 $1.10 $0.22 SG&A % of Net Sales 4.1% 4.0% (10)bps Interest Expense $43.3 $44.0 $0.7 Other Expense, Net $ 10.0 $13.4 $3.4 Effective Tax Rate 13% 28% 15pts

3Q04 vs. 3Q03 Change in Net Sales and Core Operating Earnings Net Sales (up $406 million) Addition of new business globally Impact of foreign currency, primarily stronger Euro Acquisitions offset in part by Global vehicle production mix Core Operating Earnings* (down $4 million) Net operating performance Profit contribution from new business globally primarily offset by Global vehicle production mix Costs associated with commodity prices * Please see slides titled "Use of Non-GAAP Financial Information" at the end of this presentation for further information.

Free Cash Flow Net Income $ 92 $ 299 Depreciation 87 257 Working Capital / Other (47) (41) Cash from Operations* $ 132 $ 515 Capital Expenditures (91) (284) Free Cash Flow $ 41 $ 231 * Cash from Operations represents net cash provided by operating activities ($132 for three months and $444 for nine months ended 10/02/04) before net change in sold accounts receivable ($0 for three months and $71 for nine months ended 10/02/04). Please see slides titled "Use of Non-GAAP Financial Information" at the end of this presentation. Nine Months (millions) Three Months

Changes in Fourth Quarter Outlook* North America Production ?Production cut selectively to adjust inventory levels Europe Production ?Jaguar / Opel production cuts Mix of Production ?Key Lear vehicle lines impacted by production cuts Volume and Mix Other Factors Raw Material Prices ?Costs have continued to rise; ability to offset more difficult Structural Cost ?Selected initiatives in response Reductions to customer actions moderate impact significant impact negative Prior Present more negative moderate accelerated 4.1 m units 3.9 m units 4.7 m units 4.7 m units * Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information. Prior Present

Sales and Net Income Guidance*

	4Q04	Full Year
Production (units)		
• North America	≈3.9 million	≈15.8 million
• Europe	≈4.7 million	≈18.5 million
Sales	≈$4.1 billion	≈$16.8 billion
Net Income Per Share **	$1.70 – 1.80	$5.97 – 6.07
Tax Rate		≈24%

* Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information.

** Excludes the dilutive impact of the Company's outstanding convertible senior notes: approximately $0.08 for the Fourth Quarter and $0.26 – 0.27 for the Full Year.

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Other 2004 Guidance* Capital Spending ^$400 million Depreciation ^$365 million Free Cash Flow* ^$300 million Interest Expense ^$165 million Full Year * Please see slides titled "Use of Non-GAAP Financial Information" and "Forward-Looking Statements" at the end of this presentation for further information.

Factors Impacting 2005 Financials* High energy and raw material prices Aggressive customer demands for cost reduction to continue Several major automakers have changed payment terms, which will have a negative impact on our reported cash flow Aggressive cost structure efficiency actions continue Record sales backlog comes on line Industry / External Lear Specific * Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information.

Directional 2005 Outlook* Record backlog supports a sales increase of 5% to 7% Operating earnings are expected to increase 5% to 10% Additional details of 2005 financial guidance to be reviewed in January * Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information.

Alternative Uses of Cash Flow. . . 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 25 25 25 25 Invest internally in high return programs Pursue strategic acquisitions Increase the dividend Repurchase Shares Where We See Value Creation .. . . While Maintaining a Strong Balance Sheet

Summary The hallmark of the Lear team is to pro-actively meet industry challenges and to work hand-in-hand with our customers to deliver superior value Despite the challenges of higher raw material and energy prices, the Lear team remains focused on serving our customers and profitably growing our business worldwide

ADVANCE RELENTLESSLY(tm) www.lear.com LEA NYSE Listed R

In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this presentation, the Company has provided information regarding certain non-GAAP financial measures. These measures include "income before interest, other expense and income taxes" (core operating earnings) and "free cash flow." Free cash flow represents net cash provided by operating activities before the net change in sold accounts receivable, less capital expenditures. The Company believes it is appropriate to exclude the net change in sold accounts receivable in the calculation of free cash flow since the sale of receivables may be viewed as a substitute for borrowing activity. Management believes that the non-GAAP financial measures used in this presentation are useful to both management and investors in their analysis of the Company's financial position and results of operations. In particular, management believes that income before interest, other expense and income taxes is a useful measure in assessing the Company's financial performance by excluding certain items that are not indicative of the Company's core operating earnings or that may obscure trends useful in evaluating the Company's continuing operating activities. Management believes that free cash flow is useful in analyzing the Company's ability to service and repay its debt. Further, management uses these non-GAAP measures for planning and forecasting in future periods. Neither income before interest, other expense and income taxes nor free cash flow should be considered in isolation or as substitutes for net income, net cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as measures of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies. Set forth on the following slides are reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. Use of Non-GAAP Financial Information

Q3 2004 Q3 2003 Income before interest, other expense and income taxes Income before income taxes $ 105.8 $ 105.7 Interest expense 43.3 44.0 Other expense, net 10.0 13.4 Income before interest, other expense and income taxes $ 159.1 $ 163.1 (core operating earnings) (millions) Use of Non-GAAP Financial Information Core Operating Earnings

Q3 2004 2004 Free cash flow Net cash provided by operating activities $ 131.9 $ 444.0 Net change in sold accounts receivable - 70.4 Net cash provided by operating activities before net change in sold accounts receivable 131.9 514.4 Capital expenditures (91.1) (283.7) Free cash flow $ 40.8 $ 230.7 Nine Months (millions) Use of Non-GAAP Financial Information Free Cash Flow

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to general economic conditions in the markets in which the Company operates, including changes in interest rates and fuel prices, fluctuations in the production of vehicles for which the Company is a supplier, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the Company's ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, the impact and timing of program launch costs, the costs and timing of facility closures or similar actions, increases in the Company's warranty or product liability costs, risks associated with conducting business in foreign countries, fluctuations in foreign exchange rates, adverse changes in economic conditions or political instability in the jurisdictions in which the Company operates, competitive conditions impacting the Company's key customers, raw material cost and availability, the Company's ability to successfully integrate the recently acquired terminals and connectors operations, the outcome of legal or regulatory proceedings to which the Company is or may become a party, unanticipated changes in free cash flow and other risks described from time to time in the Company's Securities and Exchange Commission filings. In addition, the fourth quarter and full year 2004 per share earnings guidance is based on an assumed 69.8 million and 70.0 million shares outstanding, respectively, and does not reflect the adoption of Emerging Issues Task Force ("EITF") 04-08, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share." The Company will adopt EITF 04-08 in the fourth quarter of 2004. As a result, the impact of the assumed conversion of the outstanding convertible senior notes is expected to reduce fourth quarter and full year 2004 per share earnings by approximately $0.08 and $0.26 - $0.27, respectively. The forward-looking statements in this presentation are made as of the date hereof, and the Company does not assume any obligation to update them. Forward-Looking Statements